EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES COMPLETION OF REFINANCING 2011
DEBT MATURITIES WITH NEW $3 BILLION BANK CREDIT FACILITIES

Natick, MA (June 23, 2010) -- Boston Scientific Corporation (NYSE: BSX) today announced the successful syndication of a new $1 billion, three-year term loan and a new $2 billion, three-year revolving credit facility to replace its existing $1.75 billion revolving credit facility maturing in April 2011.  The Company plans to use the term loan proceeds to immediately pre-pay in full its $900 million term loan due to Abbott Laboratories in April 2011.  The Company expects to use a portion of the revolving credit facility, together with cash on hand, to fund the repayment of $850 million of senior notes at maturity in January 2011 and June 2011.

“We are pleased with the continued commitment by lenders to our new credit facilities,” said Jeff Capello, Executive Vice President and Chief Financial Officer for Boston Scientific.  “These facilities complete the refinancing necessary to fund the payment of all our remaining 2011 debt maturities, including pre-paying an Abbott loan and funding our 2011 bonds at maturity, leaving the Company with minimal debt obligations for the next three years.  They strengthen our capital structure and provide enhanced capacity to fund acquisitions and other investments in technologies that deliver the most innovative solutions to physicians and their patients.”

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information on Boston Scientific, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our debt issuance, use of proceeds, refinancing strategies, expected charges, future cash flow and financial performance.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation